               [LETTERHEAD OF BLACKWELL SANDERS PEPER MARTIN LLP]

                                  May 16, 2003

NN, Inc.
2000 Waters Edge Drive
Johnson City, TN  37604

Ladies and Gentlemen:

         We have acted as counsel to NN, Inc., a Delaware corporation (the
"Company"), in connection with the Company's registration statement on Form S-3
(No. 333-100119), as amended (the "Registration Statement"), the prospectus dated February 11, 2003 (the "Base Prospectus"), and the prospectus supplement filed with the Securities and Exchange Commission on May 13, 2003, pursuant to
Rule 424 promulgated under the Securities Act of 1933, as amended (the
"Prospectus Supplement", and together with the Base Prospectus, the
"Prospectus"). The Prospectus relates to (i) the resale by certain beneficial owners (the "Selling Stockholders") of 3,556,895 shares (the "Selling
Stockholder Shares") of the Company's common stock, $0.01 par value per share
(the "Common Stock"), and (ii) the offering by the Company of up to 533,600 shares of Common Stock pursuant to the underwriters' over-allotment option (the
"Company Shares," and together with the Selling Stockholder Shares, the
"Shares"), which are covered by the Registration Statement. We understand that the Shares are to be offered and sold in a manner described in the Prospectus.
This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (s.)
229.601(b)(5), in connection with the Registration Statement.

         In connection with the foregoing, we have examined such documents, corporate records and other instruments as we have deemed necessary or appropriate in connection with this opinion. Based upon and subject to the foregoing, we are of the opinion that:

         (a) the Company Shares, when sold and issued as described in the
Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable; and

         (b) the Selling Stockholder Shares are validly issued, fully paid, and nonassessable.

         We consent to the filing of this opinion as an exhibit to the Company's
Current Report on Form 8-K and to the reference to our firm under the caption
"Legal Matters" in the Prospectus.

                                            Very truly yours,

                                            /s/ Blackwell Sanders Peper Martin LLP